Exhibit 99.1
Valero Energy Corporation Reports Second Quarter Earnings
SAN ANTONIO, July 31, 2007 — Valero Energy Corporation (NYSE: VLO) today reported second quarter 2007 net income of $2.2 billion, or $3.89 per share, which compares to $1.9 billion, or $2.98 per share, in the second quarter of 2006. The company’s second quarter 2007 results represent the highest quarterly net income in the company’s history. For the six months ended June 30, 2007, net income was $3.4 billion, or $5.68 per share, compared to the company’s net income of $2.7 billion, or $4.29 per share, for the six months ended June 30, 2006. These results include the operations of the recently divested Lima, Ohio refinery, which are classified as discontinued operations in the accompanying financial tables.
“We are enjoying another outstanding year in 2007, as the company posted its best ever quarterly profits,” said Bill Klesse, Valero’s Chairman of the Board and Chief Executive Officer. “The environment for refining margins was terrific in the second quarter, and we continued to benefit from our complex, geographically diverse refining system.
“Gasoline and diesel demand in the U.S. has been excellent, and growing worldwide demand has increased competition for refined products. On the supply side, the industry has suffered from higher than normal unplanned refinery downtime. Production also has been affected by more complicated refinery operations, which are partly due to more stringent product specifications, and by tightness in markets for skilled labor and equipment. These factors have contributed to the lowest inventory levels we’ve seen in years for gasoline and distillate on a days-of-supply basis.
“For the second quarter, the Gulf Coast gasoline margins averaged nearly $29 per barrel, which is 45 percent higher than in the second quarter of last year. Gulf Coast ultra-low-sulfur diesel margins were also robust, averaging over $22 per barrel, an increase of 15 percent from last year. Refined product margins were strong across all of Valero’s refining regions,” Klesse said.
Regarding feedstock differentials in the second quarter of 2007, the discount to WTI for Maya heavy sour crude oil averaged $9.60 per barrel, while the discount for Mars medium sour crude oil averaged $2.70 per barrel. Since the second quarter, discounts to WTI have widened as the July average for the Maya discount increased to nearly $10.40 per barrel, and the Mars discount expanded to more than $4.20 per barrel. Moreover, the discount to WTI for residual fuel oil, which can compete as a heavy sour feedstock in many of Valero’s complex refineries, has expanded from an average of $15.27 per barrel in the second quarter to an average of almost $18.40 per barrel in July.

As to uses of cash in the second quarter, capital spending was $592 million, of which $101 million was for turnaround expenditures. The company also paid off $230 million of maturing debt in April. Concerning stock buybacks, the company executed an accelerated stock repurchase (ASR) program in April for an upfront payment of $3 billion. The ASR was recently completed, requiring an additional cash payment of $94.5 million. The program was funded through the issuance of $2.25 billion of publicly traded notes plus cash on hand. The company purchased 42.1 million shares under the ASR, bringing the year-to-date total purchases to approximately 62 million shares.
“It’s a very exciting time to be in the refining business,” Klesse said. “Margins and earnings have been outstanding, and when you consider the underlying supply and demand trends, we see a great outlook for the industry. We are taking advantage of this strong earnings environment by allocating our cash across growth projects, dividends, and share buybacks, while maintaining our investment-grade credit rating. In fact, this year we intend to purchase another $2 billion of our stock. As we said we’d do, we are executing a disciplined and consistent plan to increase shareholder returns for the long term.”
Valero’s senior management will hold a conference call at 11 a.m. ET (10 a.m. CT) today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s web site at www.valero.com.
Valero Energy Corporation is a Fortune 500 company based in San Antonio, with approximately 21,000 employees and 2006 annual revenues of more than $90 billion. The company owns and operates 17 refineries throughout the United States, Canada and the Caribbean with a combined throughput capacity of approximately 3.1 million barrels per day, making it the largest refiner in North America. Valero is also one of the nation’s largest retail operators with approximately 5,800 retail and branded wholesale outlets in the United States, Canada and the Caribbean under various brand names including Valero, Diamond Shamrock, Shamrock, Ultramar, and Beacon. Please visit www.valero.com for more information.

Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		SIx Months Ended
	June 30,		June 30,
	2007 (1)	2006 (1)	2007 (1)	2006 (1)
STATEMENT OF INCOME DATA:
Operating Revenues (2) (3)	$24,202	$25,592	$42,957	$45,567

Costs and Expenses:
Cost of Sales (2)	19,310	21,311	34,820	38,525
Refining Operating Expenses	985	911	1,919	1,795
Retail Selling Expenses (2)	200	182	371	354
General and Administrative Expenses	177	171	322	322
Depreciation and Amortization Expense	337	279	659	534

Total Costs and Expenses	21,009	22,854	38,091	41,530

Operating Income	3,193	2,738	4,866	4,037

Equity in Earnings of NuStar Energy L.P. (4)	—	10	—	22

Other Income (Expense), Net	7	(5)	12	(5)

Interest and Debt Expense:
Incurred	(110)	(93)	(199)	(189)
Capitalized	27	45	58	81

Income from Continuing Operations Before Income Tax Expense	3,117	2,695	4,737	3,946

Income Tax Expense	1,055	876	1,587	1,299

Income from Continuing Operations	2,062	1,819	3,150	2,647

Income from Discontinued Operations, Net of Income Taxes	187	78	243	99

Net Income	2,249	1,897	3,393	2,746

Preferred Stock Dividends	—	1	—	2

Net Income Applicable to Common Stock	$2,249	$1,896	$3,393	$2,744

Earnings per Common Share:
Continuing Operations	$3.66	$2.97	$5.42	$4.30
Discontinued Operations	0.33	0.13	0.42	0.16

Total	$3.99	$3.10	$5.84	$4.46

Weighted Average Common Shares
Outstanding (in millions)	563	611	581	615
Earnings per Common Share — Assuming Dilution:
Continuing Operations	$3.57	$2.86	$5.28	$4.13
Discontinued Operations	0.32	0.12	0.40	0.16

Total	$3.89	$2.98	$5.68	$4.29

Weighted Average Common Equivalent Shares
Outstanding (in millions)	578	636	597	640

	June 30,	December 31,
	2007	2006
BALANCE SHEET DATA (1):
Cash	$2,336	$1,590

Total Debt	$6,921	$5,094

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		SIx Months Ended
	June 30,		June 30,
	2007 (1)	2006 (1)	2007 (1)	2006 (1)
Operating Income (Loss) by Business Segment:
Refining	$3,327	$2,873	$5,103	$4,311

Retail:
U.S.	37	24	61	24
Canada	19	22	48	43

Total Retail	56	46	109	67

Total Before Corporate	3,383	2,919	5,212	4,378
Corporate	(190)	(181)	(346)	(341)

Total	$3,193	$2,738	$4,866	$4,037

Depreciation and Amortization by Business Segment:
Refining	$302	$248	$595	$474

Retail:
U.S	16	15	27	28
Canada	6	6	13	13

Total Retail	22	21	40	41

Total Before Corporate	324	269	635	515
Corporate	13	10	24	19

Total	$337	$279	$659	$534

Operating Highlights:
Refining:
Throughput Margin per Barrel	$18.14	$15.59	$15.19	$13.02
Operating Costs per Barrel:
Refining Operating Expenses	$3.87	$3.52	$3.83	$3.55
Depreciation and Amortization	1.19	0.96	1.18	0.94

Total Operating Costs per Barrel	$5.06	$4.48	$5.01	$4.49

Throughput Volumes (Mbbls per Day):
Feedstocks:
Heavy Sour Crude	618	674	654	719
Medium/Light Sour Crude	650	641	632	597
Acidic Sweet Crude	86	51	85	58
Sweet Crude	717	736	711	737
Residuals.	273	278	259	217
Other Feedstocks	150	151	151	167

Total Feedstocks	2,494	2,531	2,492	2,495
Blendstocks and Other	300	312	278	296

Total Throughput Volumes	2,794	2,843	2,770	2,791

Yields (Mbbls per Day):
Gasolines and Blendstocks	1,277	1,354	1,263	1,337
Distillates	913	879	912	870
Petrochemicals	81	74	82	77
Other Products (5)	517	530	513	506

Total Yields	2,788	2,837	2,770	2,790

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		SIx Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Refining Operating Highlights by Region: (6)
Gulf Coast:
Operating Income	$1,935	$1,715	$3,018	$2,718

Throughput Volumes (Mbbls per Day)	1,543	1,589	1,534	1,550

Throughput Margin per Barrel	$18.52	$15.92	$15.47	$13.73

Operating Costs per Barrel:
Refining Operating Expenses	$3.65	$3.28	$3.55	$3.23
Depreciation and Amortization	1.09	0.78	1.05	0.81

Total Operating Costs per Barrel	$4.74	$4.06	$4.60	$4.04

Mid-Continent (1):
Operating Income	$483	$456	$574	$523

Throughput Volumes (Mbbls per Day)	373	430	363	391

Throughput Margin per Barrel	$19.96	$15.70	$14.81	$11.72

Operating Costs per Barrel:
Refining Operating Expenses	$4.42	$2.97	$4.57	$3.37
Depreciation and Amortization	1.34	1.06	1.50	0.96

Total Operating Costs per Barrel	$5.76	$4.03	$6.07	$4.33

Northeast:
Operating Income	$523	$291	$812	$470

Throughput Volumes (Mbbls per Day)	577	520	575	548

Throughput Margin per Barrel	$14.83	$11.73	$12.73	$10.05

Operating Costs per Barrel:
Refining Operating Expenses	$3.62	$4.34	$3.69	$4.22
Depreciation and Amortization	1.25	1.26	1.24	1.08

Total Operating Costs per Barrel	$4.87	$5.60	$4.93	$5.30

West Coast:
Operating Income	$386	$411	$699	$600

Throughput Volumes (Mbbls per Day).	301	304	298	302

Throughput Margin per Barrel	$20.35	$20.29	$18.97	$16.50

Operating Costs per Barrel:
Refining Operating Expenses	$4.81	$4.20	$4.60	$4.24
Depreciation and Amortization	1.42	1.24	1.41	1.28

Total Operating Costs per Barrel	$6.23	$5.44	$6.01	$5.52

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		SIx Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Retail — U.S.:
Company-Operated Fuel Sites (Average)	958	988	961	992
Fuel Volumes (Gallons per Day per Site)	5,006	4,916	4,994	4,899
Fuel Margin per Gallon	$0.202	$0.145	$0.163	$0.122
Merchandise Sales	$269	$251	$502	$470
Merchandise Margin (Percentage of Sales)	29.8%	30.5%	29.9%	30.1%
Margin on Miscellaneous Sales (2)	$24	$22	$49	$42
Selling Expenses (2)	$139	$123	$252	$239

Retail — Canada:
Fuel Volumes (Thousand Gallons per Day)	3,144	3,114	3,257	3,199
Fuel Margin per Gallon	$0.222	$0.237	$0.234	$0.231
Merchandise Sales	$47	$43	$84	$79
Merchandise Margin (Percentage of Sales)	28.3%	28.0%	28.8%	28.0%
Margin on Miscellaneous Sales	$9	$7	$18	$15
Selling Expenses	$61	$59	$119	$115

Average Market Reference Prices and Differentials
(Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast, except as Noted):
West Texas Intermediate (WTI) Crude Oil	$64.89	$70.40	$61.45	$66.84
WTI Less Sour Crude Oil (7)	$3.08	$7.24	$4.50	$7.61
WTI Less Mars Crude Oil	$2.70	$6.67	$3.81	$7.19
WTI Less Alaska North Slope (ANS) Crude Oil (U.S. West Coast)	$(0.86)	$1.62	$0.72	$2.02
WTI Less Maya Crude Oil	$9.60	$15.68	$11.11	$15.65

Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$28.95	$20.01	$19.58	$14.00
No. 2 Fuel Oil Less WTI	$14.95	$11.78	$12.38	$10.32
Ultra-Low-Sulfur Diesel Less WTI (8)	$22.26	$19.31	$19.81	N/A
Propylene Less WTI	$16.67	$10.54	$16.44	$8.84
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$34.09	$19.03	$23.11	$13.56
Low-Sulfur Diesel Less WTI	$25.61	$20.73	$22.97	$17.00
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$26.15	$16.94	$19.08	$11.85
No. 2 Fuel Oil Less WTI	$15.41	$11.73	$13.38	$10.38
Lube Oils Less WTI	$53.25	$49.81	$58.53	$48.36
U.S. West Coast:
CARBOB 87 Gasoline Less ANS	$37.36	$33.11	$33.67	$24.16
CARB Diesel Less ANS	$26.16	$28.14	$26.35	$24.55

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

(1)	On May 2, 2007, Valero Energy Corporation entered into an agreement to sell its Lima Refinery to Husky Refining
Company, a wholly owned subsidiary of Husky Energy Inc. Therefore, the results of operations of the Lima Refinery are reported as discontinued operations in the Statement of Income Data for all periods presented, and all refining operating highlights, both consolidated and for the Mid-Continent region, presented in this earnings release exclude the Lima Refinery for all periods presented. The sale of the Lima Refinery was consummated effective July 1, 2007.

(2)	Certain amounts previously reported in 2006 for operating revenues, cost of sales, and retail selling expenses have been reclassified for comparability with amounts reported in 2007.

(3)	Includes excise taxes on sales by Valero’s U.S. retail system of $203 million and $196 million for the three months ended June 30, 2007 and 2006, respectively, and $399 million and $390 million for the six months ended June 30, 2007 and 2006, respectively.

(4)	On December 22, 2006, Valero Energy Corporation sold its remaining ownership interest in NuStar GP Holdings,
LLC (formerly Valero GP Holdings, LLC), which indirectly owns the general partner interest, the incentive distribution rights, and a 21.4% limited partner interest in NuStar Energy L.P. (formerly Valero L.P.) As a result, the statement of income reflects no equity in earnings of NuStar Energy L.P. subsequent to December 21, 2006.

(5)	Primarily includes gas oils, No. 6 fuel oil, petroleum coke, and asphalt.

(6)	The regions reflected herein contain the following refineries: Gulf Coast- Corpus Christi East, Corpus Christi West,
Texas City, Houston, Three Rivers, Krotz Springs, St. Charles, Aruba, and Port Arthur Refineries; Mid-Continent- McKee, Ardmore, and Memphis Refineries; Northeast- Quebec City, Paulsboro, and Delaware City Refineries; and West Coast- Benicia and Wilmington Refineries.

(7)	The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.

(8)	The market reference differential for ultra-low-sulfur diesel for the three months ended June 30, 2006 represents only the months of May and June, since the ultra-low-sulfur diesel less WTI market reference was not available prior to May 1, 2006.